NEWS RELEASE

VIAVI Increases Common Stock Repurchase Program from $150 Million to $200 Million

San Jose, Calif., February 15, 2018 – (NASDAQ: VIAV) Viavi Solutions Inc. (“VIAVI”) announced today that its Board of Directors has authorized the Company to increase its common stock repurchase program from up to $150 million to up to $200 million through open market or private transactions. The $50 million increase in authorized repurchases is in addition to the $150 million repurchase program announced by the Company in September 2016, under which approximately $12.6 million is the remaining balance. The Board also extended the period during which repurchases can be made until September 30, 2019.

VIAVI had $1.21 billion in total cash and investments as of December 30, 2017 and generated $34.9 million in operating cash flow during the first six months of fiscal year 2018. The timing of repurchases and the number of shares repurchased will depend upon business and financial market conditions.

“VIAVI has achieved eight consecutive quarters of positive operating cash flow since I’ve joined the company in February 2016 as we continuously improve net income profitability,” stated Oleg Khaykin, VIAVI’s President and Chief Executive Officer. “We are committed to increasing shareholder value through share repurchases as well as continuing investments in both organic growth and strategic corporate development opportunities given our strong balance sheet and anticipated future cash flow generation.”

About Viavi Solutions
VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions to communications service providers, enterprises and their ecosystems, supported by a worldwide channel community including VIAVI Velocity Solution Partners. We deliver end-to-end visibility across physical, virtual and hybrid networks, enabling customers to optimize connectivity, quality of experience and profitability. VIAVI is also a leader in high performance thin film optical coatings, providing light management solutions to anti-counterfeiting, consumer electronics, automotive, defense and instrumentation markets. Learn more about VIAVI at www.viavisolutions.com. Follow us on VIAVI Perspectives, LinkedIn, Twitter, YouTube and Facebook.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to statements related to expectations for future cash flow generation, continued investment strategies and stock repurchase transactions, including any intention to repurchase shares of our common stock from time to time under the stock repurchase program, as well as the timing, nature and financial impact of any such transactions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, among other things: (a) the economic performance of markets in which we participate and financial markets as a whole; (b) the impact of global economic trends and industry-specific conditions on demand for our products (c) the market price of our common stock; (d) difficulty in predicting our future cash needs; (e) the Company's discretion to purchase less than or none of the shares of common stock as approved by the Board of Directors; (f) the nature of other investment opportunities and other potential uses of cash available to us from time to time; (g) our current and future operating performance and free cash flows; and (h) other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.  For more information on these and other risks affecting the

Viavi News Release

Company's business, please refer to the "Risk Factors" section included in the Company's Annual Report on Form 10-K for the fiscal year ended July 1, 2017 filed with the Securities and Exchange Commission on August 29, 2017.
The forward-looking statements contained in this press release are made as of the date hereof, and the Company assumes no obligation to update such statements.

Investors Contact:    Bill Ong, 408-404-4512; bill.ong@viavisolutions.com
Press Contact:    Amit Malhotra, 202-341-8624; amit.malhotra@viavisolutions.com

Source: VIAVI Financials